UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ______________________________

FORM 8-K
 ______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2016
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EndoChoice Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37414	90-0886803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11405 Old Roswell Road Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 682-3636

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Chairman

On April 29, 2016, the Board of Directors (the "Board") appointed Mr. William R. Enquist to the position of Chairman of the Board. Mr. Scott Huennekens, who has served as Chairman since April 2015, will remain a Director of the Company, but is stepping down to focus on his position as Chairman and Chief Executive Officer of Verb Surgical, Inc. Mr. Enquist was selected as Chairman to succeed Mr. Huennekens because of his experience in the medical equipment industry, including his leadership of the global endoscopy business of Stryker Corporation, as well as his expertise in commercial operations. He also serves on the Board of Directors of Firefly Medical, Inc. Mr. Enquist's compensation for his service as Chairman of the Board will be as described in the Company’s Proxy Statement, filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2016 (the "Proxy Statement"), except as described below in Director Equity Awards.

The Company issued a press release on May 2, 2016 announcing Mr. Enquist's appointment as Chairman of the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Director Equity Awards

On April 29, 2016, the Board of Directors approved a restricted stock unit award to each of the non-employee directors. The terms and conditions of the restricted stock unit awards will be as generally described in the Company's Proxy Statement, except that the total value of each award will be reduced from $135,000 to $45,225 for the Chairman and from $90,000 to $30,150 for each of the other non-employee directors, resulting in the award of restricted stock units of 8,193 and 5,462, respectively. At the recommendation of the independent compensation consultant of the Compensation Committee (the "Committee"), Willis Towers Watson, the Committee recommended and the Board agreed that the equity awards to the non-employee directors would be reduced for this grant. The other compensation of the non-employee directors of the Company will continue to be as described in the Company's Proxy Statement.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of EndoChoice Holdings, Inc. (the "Company") held on April 29, 2016, the Company’s stockholders voted on and approved:  (1) the election of William R. Enquist, David L. Kaufman and David H. Mowry, nominated by the Board of Directors, each to serve for a term of three years until the 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified; (2) the amended and restated Employee Stock Purchase Plan (the "Amended and Restated ESPP") as more fully described in the Company’s Proxy Statement; and (3) the ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2016.
The votes cast by the holders of the Company’s Common Stock on each of the foregoing proposals were as follows:
 Proposal 1:  Election of three Directors, nominated by the Board of Directors, each to serve for a term of three years until the 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

	Common Stock
	For	Withheld	Broker Non-Votes
William R. Enquist	18,518,256	193,198	1,281,272
David L. Kaufman	16,920,713	1,790,741	1,281,272
David H. Mowry	18,518,456	192,998	1,281,272

Proposal 2:  Approval of the Amended and Restated ESPP, as more fully described in the Proxy Statement.

Common Stock
For	Against	Abstain	Broker Non-Votes
18,539,929	93,459	78,066	1,281,272

Proposal 3:  Ratification of appointment of KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2016.

Common Stock
For	Against	Abstain	Broker Non-Votes
19,915,391	10,905	66,430	—

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated May 2, 2016, announcing the appointment of Mr. William R. Enquist as Chairman of the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCHOICE HOLDINGS, INC.

Date: May 4, 2016	/s/ James B. Young, Jr.
James B. Young, Jr.
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 2, 2016, announcing the appointment of Mr. William R. Enquist as Chairman of the Board of Directors.

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